SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 24, 2003

Varian Medical Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	650/493-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.
SIGNATURES
EXHIBIT INDEX
Exhibit 99.1

Item 9. Regulation FD Disclosure.

     The following information is furnished pursuant to Item 12, “Results of Operations and Financial Condition,” in accordance with the interim guidance provided by the Securities and Exchange Commission in Release No. 33-8216.

     On July 24, 2003, Varian Medical Systems, Inc. issued a press release announcing financial results related to the third quarter of fiscal year 2003. A copy of the press release is attached as Exhibit 99.1, which is incorporated into this item by reference.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ Joseph B. Phair

Name:	Joseph B. Phair
Title:	Vice President Administration, General Counsel & Secretary

Dated: July 24, 2003

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EXHIBIT INDEX

Number	Exhibit

99.1	Press Release of Varian Medical Systems, Inc. reporting Third Quarter Earnings, Sales, Net Orders and Backlog for Fiscal 2003, dated July 24, 2003.

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